Exhibit 99.1

[Acies Corporation Logo]

                           ACIES CORPORATION NAMES NEW
                   SENIOR VICE PRESIDENT - SALES AND MARKETING

            Harrison Fisher, Noted Banking Industry Veteran, to Lead
              National Sales Teams and Business Development Efforts

NEW YORK - (BUSINESS WIRE) - May 15, 2006 - Acies Corporation (OTCBB:ACIE), a financial services company that specializes in providing payment processing and online banking services to small, medium and large-size merchants across the United States, today announced the appointment of Harrison Fisher as the Company's Senior Vice President - Sales and Marketing. Reporting directly to Acies' President and CEO, Mr. Fisher is charged with developing and executing sales and marketing strategies, initiatives and programs designed to promote sales growth, maximize sales team productivity and drive new business development. He will lead both the Company's internal sales force, as well as its national network of Independent Sales Organizations and independent sales agents.

"We are very pleased to welcome Harrison to Acies' management team. With a proven and impressive track record for building dynamic, powerful sales teams within the financial services arena, we are confident that he will play a significant role in helping Acies to accelerate its growth and rapidly achieve greater market penetration," stated Oleg Firer, President and CEO of Acies Corporation.

Prior to joining Acies in May 2006, Mr. Fisher spearheaded and developed national sales teams largely at JPMorgan Chase & Co. over a period spanning nearly 20 years. In the newly created position of Senior Vice President-Sales and Marketing, Mr. Fisher is responsible for developing and executing sales and marketing strategies, initiatives and programs that promote sales growth, maximize sales team productivity and drive new business development. He leads both the Company's internal sales force, as well as its national network of Independent Sales Organizations and independent sales agents.

While most recently serving as Vice President in charge of Small Business in the East Coastal Market at JPMorgan Chase & Co., he oversaw daily general and sales management, marketing, finance and overall operations of Small Business Banking for New Jersey, Florida and Staten Island, New York, and is credited for the successful turnaround of this market's operations. As Chase Merchant Services Small Business Director, sales significantly increased under his leadership. Prior posts at JPMorgan Chase included National Direct Sales Manager, and Regional Sales Manager responsible for the Manhattan Region, where he successfully developed sales forces and grew revenue. Mr. Fisher is a graduate of Hofstra University where he earned a Bachelors degree in Business.

Commenting on the appointment, Fisher noted, "When the Acies management team shared with me their vision for the Company's future, I saw an exciting opportunity to leverage my experience and expertise to help Acies achieve its objective of aggressive yet intelligent growth . I'm thrilled to be on board and expect our association to be very productive and rewarding."

About Acies Corporation (pronounced "ay-see-us")

Headquartered in New York City, Acies Corporation is a financial services company that, through its wholly owned subsidiary, Acies, Inc., specializes in providing payment processing and online banking services to small, medium, and large-size merchants across the United States. Acies' payment processing services enable merchants to process Credit, Debit, Electronic Benefit Transfer
(EBT), Check Conversion, and Gift & Loyalty transactions. Acies also offers traditional and next-generation point-of-sale (POS) terminals, which enable merchants to utilize Acies' payment processing services. Acies' banking services offer customers traditional banking services and the ability for customers to apply for an online bank account and pay bills electronically. For more information, visit http://www.aciesinc.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission, including the risk factors in its form 10-KSB for the year ended March 31, 2005. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

                      FOR MORE INFORMATION, PLEASE CONTACT:
                          Dodi Handy, President and CEO
                      Elite Financial Communications Group
                   407-585-1080 or via email at acie@efcg.net